Exhibit 2.3 Barrister Promissory Note

ISSUE DATE: June 1st, 2019LENDER: Central Operating, LLC

PRINCIPAL SUM:  $ 2,700,000

LENDER ADDRESS: P.O. Box 2205, Laurel, MS 39442

Barrister Energy, LLC

P.O. Box 125

Laurel, MS 39441

AMENDED SECURED PROMISSORY NOTE

This Secured Promissory Note (the “Note”) shall be secured by retention of the Oil & Gas Assets in Exhibit A.

WHEREAS, Barrister Energy, LLC, previously executed a Promissory Note dated June 1, 2019, in favor of Central Operating, LLC;

AND WHEREAS, said Promissory Note was only executed by Manager/Member of Barrister Energy, LLC, Andrew Cardwell.

AND WHEREAS, in order to comply with terms and conditions of the controlling Operating Agreement of Barrister Energy, LLC, (specifically Article 5.2 of the Revised Limited Liability Company Agreement) it is necessary that all Members of Barrister Energy, LLC execute this Note as it exceeds the $1 million threshold established in Article 5.2 of said Agreement.

AND WHEREAS, the terms and conditions of the previously executed Secured Promissory Note remain unaltered in substance. The effective date of this Amended Secured Promissory Note remains June 1, 2019, and the maturity date remains 24 months from same.

1.PROMISE TO PAY.

1.1Promise to Pay.  FOR VALUE RECEIVED, Barrister Energy, LLC, a Mississippi corporation with a principal place of business at P.O. Box 125, Laurel MS 39441 (the “Borrower”), irrevocably and unconditionally promises to pay to the order of Lender (named above) the Principal Sum with interest at the rate of 0% per annum on the Principal Sum.  Borrower shall pay the Principal Sum and accrued interest outstanding to the Lender in lawful money (or other consideration as Lender deems appropriate) of the United States of America at the address of the Lender set out above or such other address as the Lender designates by written notice to Borrower prior to the payment being made. This Note is part of a series of notes being offered by Borrower (the “Note”).  The holder of the Note shall be referred to as the “Lender.”  This Note is and shall be deemed an unconditional obligation of the Borrower (and of its subsidiaries) for the payment of money (or other consideration as Lender deems appropriate) and may be enforced, among other remedies, by summary proceeding or similar action in the jurisdiction(s) where enforcement is sought, as well as by any other enforcement or action at law or in equity permissible by law.

1.2The Note.

(a)Maturity. Principal shall be paid on the 24th month from the signing of this agreement, the “Maturity Date”) unless accelerated or paid earlier.

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(b)Secured Assets. This Note is a secured note and debt obligation of the Borrower and secured by the retention of title by Lender to certain oil and gas assets in Exhibit A.

1.3Prepayment. This Note may be pre-paid in whole (or in part) at any time.

2.Absolute Obligation; Ranking; Security; Other Rights.

2.1 This Note is a direct and unconditional debt obligation of the Company.  Except as expressly provided herein, no provision of this Note shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, this Note at the time, place, and rate, and in the coin or currency, herein prescribed.

2.2In addition to the rights and remedies given it by this Note, the Holder shall have all those rights and remedies allowed by applicable laws.  The rights and remedies of the Holder are cumulative and recourse to one or more right or remedy shall not constitute a waiver of the others.  The Borrower and each subsidiary hereby waives presentment, demand or notice of dishonor with respect to the obligations of this Note.

3.Default.

3.1Event of Default.  It shall be an Event of Default (each event being called an “Event of

Default”) hereunder if:

(a)the Borrower fails to make the principal when due hereunder or on the Maturity Date and such nonpayment continues for five (5) business days after written notice thereof to the Borrower by the Administrator (defined below);

(b)an order is made for the winding-up of the Borrower or any of its subsidiaries; a petition is filed by or against the Borrower or any subsidiary; an assignment for the benefit of creditors is made by the Borrower or any subsidiary; a receiver or agent is appointed in respect of the Borrower or any subsidiary under any bankruptcy or insolvency legislation, or by or on behalf of a secured creditor of the Borrower or any subsidiary; or an application is made under the United States Bankruptcy Code or any successor or similar legislation;

(c)the Borrower or any Subsidiary ceases to carry on its business or disposes (whether by license, lease, sale, settlement, encumbrance or otherwise) of substantially all of its assets other than in the ordinary course of its business; or

(d)the Borrower or any Subsidiary commences any corporate proceedings for its dissolution or liquidation.

This Note and the repayment hereof are secured and collateralized by certain oil and gas assets in Exhibit A. More specifically, Lender shall retain title to the assets contained on Exhibit A, but assign the revenues from same, until such time as the Note is satisfied in full. Upon which, Lender will transfer title to Borrower.

3.2 Remedies Upon Event of Default and Acceleration.  Upon the occurrence of a Default, the Lender and or its assigns shall immediately retain title to all the oil & gas assets in Exhibit A.

4.Covenants and Warranties of Borrower.

4.1Maximum Payments.  Nothing herein shall be deemed to require that the Borrower pay any interest or make any payment that exceeds the maximum amount permissible by law.

4.2Neither the Borrower nor any Subsidiary (currently existing or hereinafter created) may (i) borrow funds, incur or increase indebtedness or credit, or grant an encumbrance or lien  to any person that is senior in any way to the Notes in respect of payment, priority or preference, or (ii) modify any existing debt or encumbrance in materially adversely affect the rights of the Note holder (by way of example only and without limitation,  increasing the amount of existing senior debt, or changing or modifying rights of other existing creditors or lien holders that would in any material respect reduce the security interest or rights of the Note holders).

5.GENERAL.

5.1          Ownership of Note.  Borrower may transfer or assign this Note with the consent and notice of the Lender, in accordance with all applicable laws and regulations, which consent may not be unreasonably withheld.

5.2          Notice and Other Instruments.  All notices, reports or other documents and communications that are required or permitted to be given to the Parties under this Agreement shall be sufficient if given in writing and delivered in person, by email, by overnight courier, or by registered or certified mail, postage prepaid, return receipt requested, to the receiving Party at the address listed on the first page of this Note or to such other address as such Party may have given to the other by written notice pursuant to this Section.  Notice shall be deemed given on the date of delivery, in the case of personal delivery or confirmed receipt email, or on the delivery or refusal date, as specified on the return receipt, in the case of overnight courier or registered or certified mail.

5.3           Governing Law. This Note and the rights, remedies, powers, covenants, duties and obligations of the parties herein will be construed in accordance with and governed by the laws of the State of Mississippi and the federal laws of the United States.

5.4          Severability. Should any one or more of the provisions hereof be determined to be illegal or unenforceable, all other provisions hereof shall be given effect separately therefrom and shall not be affected thereby. To the extent that a court determines that any provision herein is unreasonable in light of the circumstances, the court shall revise such provision in a manner that the court determines to be reasonable and to most clearly implement the intention of this Note and the Agreement.

5.5          Binding on Successors. This Note will inure to the benefit of and be binding upon each of the parties and their respective heirs, executors, administrators, successors, and permitted assigns.

5.6          Amendment and Waiver. This Note may not be amended, waived, discharged or terminated except by a document executed by the party against whom enforcement of the amendment, waiver, discharge or termination is sought.

5.7          Execution and Authority. The undersigned executing this Note on behalf of the Borrower and delivering it to the Lender hereby represents and warrants that he does so with all corporate authority of the Borrower.

[Signature Pages Follow]

Member Name:  Roger McLeod

Signature:_/s/ Roger McLeod_______________________________________

Date of Signature: May 14, 2020

Member Name:  Jeffrey Delancey

Signature:_/s/ Jeffrey Delancey_________________________________________

Date of Signature: May 14, 2020

Member Name:  Lamar Resources, LLC, a limited liability company organized under the laws of the State of Texas (beneficial owner – Marty Rutland)

Signature:_/s/ Marty Rutland_____________________________________

Date of Signature: May 14, 2020

Member Name:  Andrew Cardwell

Signature:_/s/ Andrew Cardwell_________________________________________

Date of Signature: May 14, 2020